Exhibit 99.1

CWI Sawgrass Holdings, LLC (“Successor”)

Consolidated Financial Report
For the Period from October 3, 2014 to December 31, 2014

MLQ SGR Holdco III, L.L.C. (“Predecessor”)

Consolidated Financial Report
For the Period from January 1, 2014 to October 2, 2014 and
Year Ended December 31, 2013

(Collectively “Marriott Sawgrass Golf Resort and Spa”)

Contents

Independent Auditor's Report	1-4

Financial Statements

Consolidated Balance Sheet	5

Consolidated Statement of Operations
and Comprehensive Income (Loss)	6

Consolidated Statement of Changes in Equity	7

Consolidated Statement of Cash Flows	8

Notes to Consolidated Financial Statements	9-17

Independent Auditor's Report

To the Members of
MLQ SGR Holdco III, L.L.C.

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of MLQ SGR Holdco III, L.L.C., which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations and comprehensive income, changes in equity and cash flows for the year then ended and for the period from January 1, 2014 through October 2, 2014, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the MLQ SGR Holdco III, L.L.C. as of December 31, 2013, and the results of their operations and their cash flows for the year then ended and for the period from January 1, 2014 to October 2, 2014 in accordance with accounting principles generally accepted in the United States of America.

/s/ McGladrey, LLP
Chicago, Illinois
June 17, 2015

Independent Auditor's Report

To the Members of
CWI Sawgrass Holdings, LLC

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of CWI Sawgrass Holdings, LLC, which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of operations and comprehensive loss, changes in equity and cash flows for the period from October 3, 2014 to December 31, 2014, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the CWI Sawgrass Holdings, LLC as of December 31, 2014, and the results of their operations and their cash flows for the period from October 3, 2014 to December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

/s/ McGladrey, LLP
Chicago, Illinois
June 17, 2015

Marriott Sawgrass Golf Resort and Spa
Consolidated Balance Sheets

	Successor	Predecessor
	December 31, 2014	December 31, 2013
Assets
Investment in hotel property, net	$128,761,461	$121,370,494
Cash and cash equivalents	6,004,023	1,930,900
Restricted cash	2,422,415	480,834
Accounts receivable, net	3,206,356	1,248,523
Inventory	438,706	478,654
Prepaid expenses	1,046,807	369,102
Deferred financing costs, net	868,823	—
Deferred tax asset	1,025,057	—
Other assets	122,098	561,927

	143,895,746	126,440,434

Liabilities and Equity
Mortgage payable	66,700,000	—
Accounts payable, accrued expenses and taxes	3,458,969	3,444,765
Advance deposits	1,910,114	1,189,503
Due to related parties	405,174	—
Deferred liabilities	3,062,886	289,564
	75,537,143	4,923,832

Equity	68,358,603	121,516,602

	$143,895,746	$126,440,434

See Notes to Consolidated Financial Statements.

Marriott Sawgrass Golf Resort and Spa
Consolidated Statements of Operations and Comprehensive Income (Loss)

	Successor	Predecessor
	Period from October 3, 2014 to December 31, 2014	Period from January 1, 2014 to October 2, 2014	Year Ended December 31, 2013
Revenue:
Rooms	$4,217,300	$15,477,871	$17,702,718
Food and beverage	4,291,291	15,740,757	16,658,454
Other hotel income	1,560,630	4,127,024	4,945,128
	10,069,221	35,345,652	39,306,300
Expenses:
Rooms	1,187,994	3,920,480	4,787,576
Food and beverage	2,814,938	9,285,427	10,276,089
Other hotel expense	722,537	2,596,487	3,097,959
Administrative and general	995,574	3,589,559	3,480,632
Sales and marketing	1,046,082	2,635,114	3,010,365
Franchise fees	—	1,299,550	1,468,834
Property taxes and other	191,972	892,157	866,849
Insurance	172,260	1,090,332	1,009,310
Utilities	455,402	1,794,326	2,306,895
Repairs and maintenance	594,681	1,804,120	2,212,144
Management fees	276,072	951,139	1,065,224
Depreciation	1,242,875	4,132,621	4,023,250
	9,700,387	33,991,312	37,605,127
Other operating expenses:
Corporate general and administrative expenses	782,056	—	—
Acquisition-related expenses	5,171,029	—	—
	5,953,085	—	—

Income (loss) from operations	(5,584,251)	1,354,340	1,701,173

Other (income) expenses:
Income tax expense (benefit)	(432,861)	—	—
Interest expense	665,186	—	—
Interest expense - amortization of deferred financing costs	44,177	—	—
	276,502	—	—

Net income (loss)	(5,860,753)	1,354,340	1,701,173

Other comprehensive loss	(119,801)	—	—

Comprehensive income (loss)	$(5,980,554)	$1,354,340	$1,701,173

See Notes to Consolidated Financial Statements.

Marriott Sawgrass Golf Resort and Spa
Consolidated Statements of Changes in Equity

Predecessor
Balance, January 1, 2013	$113,965,429

Contributions	5,850,000

Distributions	—

Net income	1,701,173

Balance, December 31, 2013	121,516,602

Contributions	$2,900,000

Distributions	—

Net Income	1,354,340

Balance, October 2, 2014	125,770,942

Successor
Balance, October 3, 2014

Contributions	74,339,157

Distributions	—

Accumulated other comprehensive loss	(119,801)

Net loss	(5,860,753)

Balance, December 31, 2014	$68,358,603

See Notes to Consolidated Financial Statements.

Marriott Sawgrass Golf Resort and Spa
Consolidated Statements of Cash Flows
	Successor	Predecessor
	Period from October 3, 2014 to December 31, 2014	Period from January 1, 2014 to October 2, 2014	Year Ended December 31, 2013
Cash Flows from Operating Activities
Net income (loss)	$(5,860,753)	$1,354,340	$1,701,173
Adjustments to reconcile net income (loss) to net cash
(used in) provided by operating activities
Depreciation and amortization	1,242,875	4,132,621	4,023,250
Amortization of deferred financing costs	44,177
Allowance for doubtful accounts	13,336	26,649	(45,468)
Changes in:
Inventories	(67,550)	49,803	(36,168)
Deferred income tax	(1,001,246)	—	—
Accounts receivable	(2,837,568)	(748,319)	1,853,300
Prepaid expenses	(213,686)	39,436	133,660
Accounts payable and accrued expenses	2,405,684	818,186	42,514
Advance deposits	724,619	(58,422)	(775,214)
Receipt of key money, net	2,661,492	—	—
Deferred income	(451,949)	499,690	(33,864)
Due to related party	405,174	—	—
Net cash (used in) provided by operating activities	(2,935,395)	6,113,984	6,863,183

Cash Flows from Investing Activities
Purchase of hotel operating property	(128,123,122)	—	—
Additions to hotel operating property	(399,303)	(5,088,547)	(16,817,516)
Restricted cash	(2,422,415)	(181,132)	1,536,524
Net cash used in investing activities	(130,944,840)	(5,269,679)	(15,280,992)

Cash Flows from Financing Activities
Proceeds from mortgage payable	66,700,000	—	—
Purchase of interest rate cap	(241,899)	—	—
Additions to deferred financing costs	(913,000)	—	—
Member capital contributions	74,339,157	2,900,000	5,850,000
Net cash provided by financing activities	139,884,258	2,900,000	5,850,000

Increase (Decrease) in cash and cash equivalents	6,004,023	3,744,305	(2,567,809)

Cash and cash equivalents:
Beginning of period	-	1,930,900	4,498,709

End of period	$6,004,023	$5,675,205	$1,930,900

Supplemental Disclosures of Cash Flow Information
Interest paid	$434,867	$—	$—

See Notes to Consolidated Financial Statements.

Marriott Sawgrass Golf Resort and Spa
Notes to Consolidated Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies
Predecessor
MLQ SGR Holdco III, L.L.C. (the Predecessor), a Delaware limited liability company, was formed on March 19, 2012, for the purpose of being the sole member of MLQ SGR Holdco II, L.L.C. MLQ SGR Holdco II, L.L.C. is the sole member of MLQ SGR Holdco I, L.L.C. of which is the sole member of MLQ SGR REO, L.L.C. On April 1, 2012, MLQ SGR REO L.L.C. foreclosed on the Marriott Sawgrass Golf Resort and Spa (the Hotel), a 511 room full-service hotel located in Ponte Vedra Beach, Florida, with seven additional villa buildings containing a total of 163 rentable units, a separate spa, and a beach club. Other amenities include a total of eight food and beverage outlets throughout the property, multiple swimming pools, a gift shop, a sundry shop, meeting space, fitness center, spa, and access to the TPC Sawgrass golf facility.

During the Predecessor’s holding period (April 1, 2012 to October 2, 2014), all profits, losses, distributions and contributions are allocated in accordance with the provisions of the respective limited liability company agreements.

On October 3, 2014, the Hotel was sold to CWI Sawgrass Hotel, LLC, a subsidiary of Carey Watermark Investors, Inc. (CWI), a Real Estate Investment Trust (REIT).

Successor
CWI Sawgrass Holdings, LLC (the Successor), a Delaware limited liability company, was formed on October 1, 2014 for the purpose of being the sole member in CWI Sawgrass Hotel, LLC (CWI Sawgrass).

The Successor accounted for the purchase of the Hotel as a business combination in connection with Accounting Standards Codification (ASC) 805 Business Combinations, resulting in a new accounting and reporting basis for the Successor.

On April 1, 2015, a 50 percent interest in the Hotel was sold to Carey Watermark Investors 2 Incorporated, an affiliate of CWI through a joint venture agreement (Note 11).

Note 2.	Summary of Significant Accounting Policies
Basis of presentation: The consolidated financial statements present the financial position, results of operations, and cash flows of the Predecessor and the Successor and respectively consolidating, the accounts of each entity. All intercompany accounts and transactions have been eliminated in the consolidated presentation.

The accompanying consolidated financial statements are presented for two periods, Predecessor and Successor, which relate to the accounting periods preceding and succeeding the acquisition of the Hotel by the Successor.

The Predecessor and Successor periods have been separated by a vertical line on the face of the consolidated financial statements to highlight the fact that the financial information for such periods has been prepared under two different historical cost basis of accounting. The accounting policies followed in the preparation of the consolidated financial statements for the Successor period are consistent with those of the Predecessor period except where noted below.

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of estimates: The preparation of consolidated financial statements in conformity with GAAP requires the Precedecessor and Successor to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Marriott Sawgrass Golf Resort and Spa
Notes to Consolidated Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Cash and cash equivalents: All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.  The Predecessor and Successor maintained cash balances in financial institutions that, from time to time, exceeded the Federal Deposit Insurance Corporation (FDIC) insured limit. Both the Predecessor and Successor believed the Hotel is not exposed to any significant credit risk related to cash.

Restricted cash: Restricted cash consists of cash held in escrow reserves to be utilized for the payment of future capital improvements as well as funding tax and insurance escrows.

Accounts receivable: Accounts receivable are comprised of (a) amounts billed but uncollected for room rental, food and beverage sales and other hotel income and (b) amounts earned but unbilled for the aforementioned services until guests check out of the hotel. Receivables are recorded at Predecessor's and Successor's respective estimate of the amounts that will ultimately be collected. On a periodic basis, accounts receivable accounts are evaluated and an allowance for doubtful accounts is established, when deemed necessary, based on its history of past write offs, collections and current credit conditions.  At December 31, 2014 and December 31, 2013, the allowance for doubtful accounts was $13,335, and $4,685 respectively.

Inventories: Inventories consist of food, beverage, and supplies and are stated at the lower of cost or market.

Investment in hotel properties and depreciation: Investments in hotel properties including land, building and improvements, furniture, fixtures, and equipment were initially recorded at fair value pursuant to the application of the relevant purchase accounting standards for the respective properties in accordance with GAAP.  Replacements and improvements are capitalized and recorded at cost, while repairs and maintenance are expensed as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 40 years for the building, 20 to 40 years for the building improvements,15 years for land improvements, and 5 to 10 years for furniture, fixtures, and equipment.

Accounting for Acquisitions
Successor
The Successor determines whether a transaction or other event is a business combination, which requires that the assets acquired and the liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method of accounting. The Successor records its investments in hotel properties based on the fair value of the identifiable assets acquired, identifiable intangible assets acquired, liabilities assumed and any noncontrolling interest in the acquired entity, as well as recognizing and measuring goodwill or a gain from a bargain purchase at the acquisition date.

Assets are recorded at fair value and allocated to land, hotel buildings, hotel building improvements, furniture, fixtures and equipment and intangibles, as applicable, using appraisals and valuations performed by the Successor and independent third parties. Fair values are based on the exit price (i.e., the price that would be received in an orderly transaction to sell an asset or transfer a liability between market participants at the measurement date). The Successor evaluates several factors, including market data for similar assets, expected cash flows discounted at risk adjusted rates and replacement cost for the assets to determine an appropriate exit cost when evaluating the fair value of the assets. The Successor immediately expenses all acquisition costs and fees associated with transactions deemed to be business combinations.

Marriott Sawgrass Golf Resort and Spa
Notes to Consolidated Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
The Successor records debt assumed in business combinations at fair value. The Successor determined the estimated fair value using a discounted cash flow model with rates that take into account the current market interest rate risk. Such resulting premium or discount is amortized over the remaining term of the obligation. The Successor also considered the value of the underlying collateral taking into account the quality of the collateral, the time until maturity, and the current interest rate.

Impairment of long lived assets: The Predecessor and Successor review long-lived assets and certain identifiable intangibles with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment of the carrying value of long-lived assets was recognized for the period from October 3, 2014 to December 31, 2014, the period from January 1, 2014 to October 2, 2014 and the year ended December 31, 2013.

Derivative instruments:

Successor
Derivative instruments consist of interest rate cap agreements. The Successor measures derivative instruments at fair value and records them as assets or liabilities, depending on the rights or obligations under the applicable derivative contract. Derivatives that are not designated as hedges must be adjusted to fair value through earnings. For a derivative designated and qualified as a cash flow hedge, the effective portion of the change in fair value of the derivative is recognized in other comprehensive loss.

Deferred financing costs:

Successor
Deferred finance fees are bank fees and other costs incurred in obtaining financing that are amortized over the term of the respective loan agreement using a method which approximates the effective interest method.

Advance deposits: Advances received for rooms, group reservations, banquets, food and beverage, and other property operations in advance of providing the related services are deferred. Related revenue is recognized when occupancy or the service is performed, or when an advance deposit is forfeited.

Fair value of financial instruments: There are financial instruments, none of which are held for trading purposes. Fair value of all financial instruments at December 31, 2014 and December 31, 2013 is estimated and does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheets. The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that could be realized in a current market exchange. The carrying value of debt approximates fair value as the interest rate is based on market. The financial instruments also includes cash equivalents, accounts receivable, accounts payable and accrued liabilities, and are carried at cost which approximates fair value due to the short-term maturity of these instruments.

Marriott Sawgrass Golf Resort and Spa
Notes to Consolidated Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Revenue recognition: Hotel revenues are recognized when the services are provided and items are sold. Revenues consist of individual and group room sales, food and beverage sales and other hotel revenues such as telephone and rental income.

Sales and marketing costs: All sales and marketing costs, including production cost of print, radio, television, and other advertisements are expensed, as incurred.

Presentation of sales tax: Sales tax is collected from all nonexempt customers and remits the entire amount to the respective state tax jurisdiction upon collection from the customer.  The accounting policy is to exclude the tax collected and remitted to the state from revenue and expense.

Fair value measurements:
Successor

Fair value is based on exit price or the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. The Successor utilizes a hierarchy of inputs used in measuring fair value that maximizes the use of the observable inputs and minimizes the use of the unobservable inputs by requiring that the most observable input be used when available. Observable inputs are inputs that the market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Successor. Unobservable inputs are inputs that reflect the Successor’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is measured in three levels based on the reliability of inputs:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Hotel has the ability to access. Valuation adjustment and block discounts are not applied to Level 1 instruments.

Level 2 – Valuations based on quoted prices for similar assets or liabilities, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to the security.

Level 3 – Valuations derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques, and not based on market, exchange, dealer, or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections that are not observable in the market and significant professional judgment in determining the fair value assigned to such assets or liabilities.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Certain assets and liabilities are measured at fair value on a nonrecurring basis; that is, instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances, such as when there is evidence of impairment.

During 2014, the Successor purchased an interest rate cap for a total of $241,899 and recognized an accumulated other comprehensive loss of $119,801 to reflect the market value of $122,098. The interest rate cap is a Level 2 investment.

There were no significant transfers among Levels 1, 2 and 3 during the period ended December 31, 2014.

Marriott Sawgrass Golf Resort and Spa
Notes to Consolidated Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Income taxes:

Predecessor
The Predecessor has elected to be taxed as a limited liability company treated as a partnership and as such does not pay income taxes on its federal taxable income. Instead, the Members are liable for income taxes that result from the taxable income generated from its investments. The entity is subject to the statutory requirements of the state in which it conducts business.

The Predecessor evaluates tax positions taken or expected to be taken in the course of preparing its tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority.  For the period from January 1, 2014 to October 2, 2014, and the year ended December 31, 2013, the Predecessor has determined that there are no material uncertain income tax positions.

Tax returns filed generally are subject to examination by U.S. and state taxing authorities for years ended after December 31, 2012.

Successor
A consolidated subsidiary of the Successor has elected to be taxed as a taxable REIT Subsidiary for income tax purposes. CWI Sawgrass leases the property to the subsidiary, who operates the Hotel. GAAP requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the consolidated financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are also provided for carryforwards for income tax purposes. In addition, the amount of any future tax benefits is reduced by a valuation allowance to the extent such benefits are not expected to be realized.

The Successor is a subsidiary of a REIT as defined under Sections 856 through 860 of the Internal Revenue Code. As a REIT, there is no liability for federal income taxes on income earned and gains that are distributed as long as certain requirements are satisfied, principally relating to the nature of income and the level of distributions. The Successor is subject to the statutory requirements of the state in which business is conducted.

The Successor evaluates tax positions taken or expected to be taken in the course of preparing the Hotel’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority.  For the period from October 3, 2014 to December 31, 2014, the Successor has determined that there are no material uncertain income tax positions.

Tax returns filed generally are subject to examination by U.S. and state taxing authorities since inception.

Marriott Sawgrass Golf Resort and Spa
Notes to Consolidated Financial Statements

Note 3.	Business Combination
Successor
On October 3, 2014, the subsidiary of the Successor acquired the Hotel for $128,123,122. In connection with the acquisition, a mortgage loan was obtained aggregating $78,000,000 (Note 5). Acquisition costs in connection with this business combination amounted to approximately $5,200,000 which were expensed in the current period. The following table presents a summary of the assets acquired in this business combination, at the date of acquisition and the revenue and earnings, thereon since October 3, 2014 through December 31, 2014:

Cash Consideration	$128,123,122
Assets acquired at fair value:
Land	$26,400,000
Building	94,375,033
Furniture fixtures and equipment	8,830,000
Inventory	371,156
Deferred Tax Asset	23,811
Accounts Receivable	382,123
Prepaid Expenses	833,121
Accounts Payable, accrued expenses	(1,053,254)
Advance Deposits	(1,185,525)
Deferred Liabilities	(853,343)
Net assets acquired at fair value	$128,123,122

Revenues	10,069,221
Net (loss)	(5,860,753)

Note 4.	Investment in Hotel Property
At December 31, 2014 and December 31, 2013, investment in hotel property consists of the following:

	Successor	Predecessor
	December 31, 2014	December 31, 2013
Land	$26,400,000	$20,180,000
Buildings and improvements	94,514,833	83,006,896
Furniture, fixture and equipment	9,089,503	24,765,496
	130,004,336	127,952,392
Less accumulated depreciation	(1,242,875)	(6,581,898)
Investment in hotel property, net	$128,761,461	$121,370,494

Note 5.	Mortgage Payable
Successor
On October 3, 2014, in conjunction with the acquisition of the Hotel, the Successor obtained a mortgage loan with an aggregate principal balance of $78,000,000. The loan consisted of two promissory notes; one of the notes has a principal balance of $66,700,000; the other note has a principal balance of $11,300,000. Both promissory notes bear interest at the 30-day London Interbank Office Offered Rate (LIBOR) plus a spread of 3.85 percent (4.00 percent at December 31, 2014). The loan was collateralized by a mortgage on the Hotel. Both loans require interest-only payments through October 31, 2019 and have a maturity date of November 1, 2019. At December 31, 2014, the balance was $66,700,000.

In accordance with the execution of the loan agreement, the Successor entered into an Interest Rate Cap Agreement in order to cap the underlying LIBOR Rate of the notes payable at 4.00 percent. The notional amount of the interest rate cap agreement is $66,700,000 which increases to $78,000,000 at December 2015. The interest rate cap has a termination date of October 1, 2017.

Marriott Sawgrass Golf Resort and Spa
Notes to Consolidated Financial Statements

Note 6.	Risk Management and Use of Derivative Financial Instruments
Successor
In the normal course of ongoing business operations, the Successor encounters economic risk. There are two main components of economic risk that arise: interest rate risk and market risk. The Successor is primarily subject to interest rate risk on interest-bearing assets and liabilities.

When the Successor uses derivative instruments, it is generally to reduce exposure to fluctuations in interest rates. The Successor has not entered into, and do not plan to enter into, financial instruments for trading or speculative purposes. In addition to derivative instruments that are entered into, the Successor may also be a party to derivative instruments that are embedded in other contracts, which are considered to be derivative instruments. The primary risks related to the use of derivative instruments include default by a counterparty to a hedging arrangement on its obligation and a downgrade in the credit quality of a counterparty to such an extent that our ability to sell or assign our side of the hedging transaction is impaired. While the Successor seeks to mitigate these risks by entering into hedging arrangements with counterparties that are large financial institutions that are deemed to be creditworthy, it is possible that hedging transactions, which are intended to limit losses, could adversely affect the Successor’s earnings. Furthermore, if a hedging arrangement is terminated, the Successor may be obligated to pay certain costs, such as transaction or breakage fees. The Successor has established policies and procedures for risk assessment and the approval, reporting and monitoring of derivative financial instrument activities.

All derivative transactions with an individual counterparty are governed by a master International Swap and Derivatives Association agreement, which can be considered as a master netting arrangement; however, the Successor reports derivative instruments on a gross basis in the consolidated financial statements. At December 31, 2014, no cash collateral had been posted nor received for any derivative positions.

During the period from October 3, 2014 to December 31, 2014, the Successor recognized $119,801 in other comprehensive loss.

The Successor is exposed to the impact of interest rate changes primarily through borrowing activities. To limit this exposure, the Successor attempts to obtain mortgage financing on a long-term, fixed-rate basis. However, from time to time, the Successor may obtain variable-rate non-recourse mortgage loans and, as a result, may enter into interest rate cap agreements with counterparties. An interest rate cap limits the effective borrowing rate of variable-rate debt obligations while allowing participants to share in downward shifts in interest rates. The objective in using these derivatives is to limit exposure to interest rate movements.

The interest rate cap is designated as a cash flow hedge and had a fair value of $122,098 at December 31, 2014. The amount is included within other assets, net in the accompanying consolidated balance sheet.

Marriott Sawgrass Golf Resort and Spa
Notes to Consolidated Financial Statements

Note 7.	Management Agreement
Predecessor
The Predecessor, through one of its wholly owned subsidiaries, entered into an agreement with an affiliate of Pyramid Hotel Group to perform property management (the Pyramid Agreement) and other services for the Hotel commencing on April 1, 2012. The term of the agreement was for one year with an automatic one-year renewal upon written notice by the Predecessor. Pursuant to the terms of the agreement, a base annual management fees are calculated as 2.5 percent of gross operating revenues of the Hotel, as defined in the Pyramid Agreement, and an incentive fee as calculated per the terms of the Pyramid Agreement. For the period from January 1, 2014 to October 2, 2014 and the year ended December 31, 2013, base management fees under this agreement were $883,639 and $975,224, respectively.

Successor
The Successor, through one of its wholly-owned subsidiaries, entered into an agreement with Marriott International Inc. (Marriott) to perform property management (the Marriott Agreement) and other services for the Hotel. The term of the agreement is 25 years, commencing with the acquisition of the Hotel. Pursuant to the terms of the agreement, a base annual management fee of 3 percent of gross operating revenues of the Hotel, as defined in the Marriott Agreement and an incentive fee as calculated per the terms of the Marriott Agreement are required.

In connection with this agreement, Marriott will invest $10,750,000 in key money paid to the Successor as follows: (a) 25% upon execution of the agreement, (b) 25% on January 2, 2015, (c) 25% within five days of the commencement of the work set out within the Marriott Agreement and (d) 25% within 10 days of Substantial Completion of the Initial Renovation, as defined in the Marriott Agreement, provided, however, if such date is prior to January 2, 2016, the Successor may elect to have the final payment funded on January 2, 2016. At December 31, 2014, the balance of the key money is $2,687,500 and is included within deferred liabilities within the accompanying consolidated balance sheets. According to generally accepted accounting principles, the key money is amortized on a straight-line basis over the term of the agreement and recorded as an adjustment against base management fees.

For the period from October 3, 2014 to December 31, 2014, base management fees as offset by the adjustment for the amortization of key money was $276,072.

Note 8.	Franchise Agreement
Predecessor
The Hotel operated as a Marriott Hotel pursuant to a franchise agreement with Marriott which had an initial expiration date of November 8, 2013, with a period for a two-year extension.  In accordance with the terms of the agreement, monthly franchise fees are equal to 6 percent of gross room sales, plus 3 percent of gross food and beverage sales.  Additionally, there is a marketing fee equal to 1 percent of gross room sales, as well as certain reservation charges. Franchise fees incurred for the period from January 1, 2014 to October 2, 2014 and the year ended December 31, 2013 were $1,299,550 and $1,468,834, respectively.

Successor
Upon the sale of the Hotel to the Successor on October 3, 2014, the franchise agreement was terminated and replaced with the Management Agreement with Marriott. As a result, no franchise fees are incurred since that date.

Marriott Sawgrass Golf Resort and Spa
Notes to Consolidated Financial Statements

Note 9.	Income Taxes

Successor
The components of the Successor’s income tax expense (benefit) at December 31, 2014 are as follows:

Successor
Current	$568,385
Defered	(1,001,246)
Income tax expense (benefit)	$(432,861)

Deferred income taxes at December 31, 2014 consist of the following:

Successor
Key money liability	$1,001,519
Gift card liability	18,520
Allowance for doubtful accounts	5,018
Deferred tax asset	$1,025,057

Note 10.	Litigation
The Hotel may be involved from time to time in litigation arising in the ordinary course of business.  The Predecessor and Successor believed the ultimate disposition of these matters will not have a material adverse effect on the financial position, results of operations, or liquidity of the Hotel.

Note 11.	Subsequent Event
On April 1, 2015, a 50 percent controlling interest in the Hotel venture was sold to Carey Watermark Investors 2 Incorporated, a related party, for $70,500,000, inclusive of cash and the assumption of 50 percent of the property-level debt. Carey Watermark Investors 2 Incorporated is the managing member of the joint venture that acquired the 50 percent controlling interest.

Subsequent events were evaluated for potential recognition and/or disclosures in the consolidated financial statements through June 17, 2015 the date the consolidated financial statements were available to be issued.